EXHIBIT 99.1


STEELCLOUD LOGO

1306 Squire Court, Dulles, VA 20166, 703-450-0400, FAX 703-450-0406
E-mail: info@steelcloud.com, www.steelcloud.com
                             ------------------

FOR INVESTOR OR MARKETING INFORMATION CONTACT:
WILLIAM D. HUGHES AT 703-450-0400, EXT. 5124
FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT www.steelcloud.com
                                                        ------------------

PRESS RELEASE
For Immediate Distribution

                 STEELCLOUD RECEIVES CONTRACT AWARD FOR OVER $1M

Dulles, VA (January 26, 2005) - SteelCloud, Inc. (Nasdaq: SCLD), a leading supplier of network security solutions, appliance servers and professional services, announced today it has received a $1M plus contract from a major federal integrator for specialized server appliances. The contract is an extension to the $3M order the company received in September 2004. The custom-designed server appliances feature Intel(R) Xeon(TM) technology for ultra-high performance and throughput. Deliveries for this order will occur during the Company's second fiscal quarter that ends April 30, 2005.

"Our first quarter orders results are right on target," said Brian Hajost, SteelCloud Chief Operating Officer. "Going forward we will continue to execute our plans in all target market sectors and particularly in the appliance server and network security solutions markets. We believe that these are markets in which we have traction, name recognition and growing market share."

ABOUT STEELCLOUD

SteelCloud is a leading provider of network security solutions, appliance servers and professional IT services. The ISO 9001:2000 certified company develops security and server solutions in collaboration with some of the world's premiere software and technology companies. With a 17-year history of delivering sophisticated IT solutions to major corporate and public sector enterprises, the company has won numerous awards for technical excellence and customer services. SteelCloud's comprehensive engineering, product development, and support infrastructure provide a unique capability for rapidly developing cost effective, high performance network and security solutions. SteelCloud can be reached at 703-450-0400. Additional information is available at www.steelcloud.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD HAS NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.


                                      # # #